UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 27, 2015

Tribute Pharmaceuticals Canada Inc.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-31198	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

151 Steeles Avenue East, Milton, Ontario, Canada L9T 1Y1
(Address of principal executive offices) (Zip code)

(519) 434-1540
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2015, Tribute Pharmaceuticals Canada Inc. (the “Company”) entered into employment agreements of Rob Harris, President and Chief Executive Officer of the Company, and Scott Langille, the Chief Financial Officer of the Company, effective as of January 1, 2015.

The Executive Employment Agreement with Mr. Harris provides for the following compensation, without limitation: (i) payment for services at an annualized rate of Cdn$325,000; (ii) an annual performance-based cash bonus opportunity equal to 50% of Mr. Harris’ annual salary, subject to increase or decrease depending on achievement of certain gross revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”) budgets for the Company for each applicable year; (iii) a grant of up to 1,200,000 stock options under the Company’s stock option plan, including (a) 300,000 stock options, vesting 8.33% quarterly from March 31, 2015 through December 31, 2017, at an exercise price equal to the closing price of the Company’s common shares on the day preceding the date of grant and expiring five years from the date of grant, and (b) up to 900,000 stock options that may be earned depending on achievement of certain gross revenue and EBITDA budgets for the Company, vesting 25% quarterly from March 31, 2016 through December 31, 2018, at an exercise price equal to the closing price of the Company’s common shares on the day preceding the date of grant and expiring five years from the date of grant; and (iv) certain other benefits.

The Executive Employment Agreement with Mr. Langille provides for the following compensation, without limitation: (i) payment for services at an annualized rate of Cdn$250,000; (ii) an annual performance-based cash bonus opportunity equal to 50% of Mr. Langille’s annual salary, subject to increase or decrease depending on achievement of certain gross revenue and EBITDA budgets for the Company for each applicable year; (iii) a grant of up to 960,000 stock options under the Company’s stock option plan, including (a) 240,000 stock options, vesting 8.33% quarterly from March 31, 2015 through December 31, 2017, at an exercise price equal to the closing price of the Company’s common shares on the day preceding the date of grant and expiring five years from the date of grant, and (b) up to 720,000 stock options that may be earned depending on achievement of certain gross revenue and EBITDA budgets for the Company, vesting 25% quarterly from March 31, 2016 through December 31, 2018, at an exercise price equal to the closing price of the Company’s common shares on the day preceding the date of grant and expiring five years from the date of grant; and (iv) certain other benefits.

The foregoing summary of the Executive Employment Agreements of Messrs. Harris and Langille does not purport to be complete and is qualified in its entirety by the Executive Employment Agreements of Messrs. Harris and Langille, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits
The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Executive Employment Agreement between the Company and Rob Harris effective as of January 1, 2015.
10.2	Executive Employment Agreement between the Company and Scott Langille effective as of January 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUTE PHARMACEUTICALS CANADA INC.

Date: February 2, 2015	By:	/s/ Scott Langille
Scott Langille
Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description
10.1	Executive Employment Agreement between the Company and Rob Harris effective as of January 1, 2015.
10.2	Executive Employment Agreement between the Company and Scott Langille effective as of January 1, 2015.